UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 5, 2026

MVB Financial Corp
(Exact name of registrant as specified in its charter)

West Virginia	001-38314	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, WV	26554-2777
(Address of principal executive offices)	(Zip Code)

(304) 363-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	MVBF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 5, 2026, MVB Financial Corp. (“MVB”) entered into Restated Executive Employment Agreements with each of Craig B. Greathouse, MVB’s EVP and Chief Administrative Officer, Michael R. Sumbs, MVB’s EVP and Chief Financial Officer, Michael L. Gigorio, MVB’s EVP, Chief Information Officer and Chief Operating Officer, and Joseph R. Rodriguez, MVB’s Chief Risk Officer (each a “Restated Agreement” and collectively the “Restated Agreements”). Each of the Restated Agreements amends, restates and supersedes each executive’s existing employment agreement with MVB (collectively, the “Prior Agreements”). Under the Restated Agreements, each executive will serve in their current positions, provided that pursuant to the Restated Agreement with Mr. Rodriquez, his title has been changed from Chief Risk Officer to EVP, Chief Legal Officer and Corporate Secretary. Each executive will remain eligible for the same compensation and benefits and will be subject to the same material terms and conditions as provided in the Prior Agreements, except as otherwise described below:

•Base salary: Modified each executive’s base salary to reflect current amounts. $400,000 for Mr. Greathouse, $400,000 for Mr. Sumbs, $425,000 for Mr. Giorgio, and $416,000 for Mr. Rodriguez.

•Severance on termination without cause (no change in control). Amended the severance provision that applies when the executive is terminated without cause other than in connection with a change of control. For termination without cause and not in connection with change of control, subject to the requirements of the Restated Agreement, the executive is entitled to: severance equal to twelve (12) months of the executive’s base salary in effect at termination; payment of the cost of COBRA continuation health coverage for up to twelve (12) months; and a pro-rated annual bonus for the year of termination, payable when annual bonuses are paid to other senior executives for the applicable performance year.

•Severance on termination without cause in connection with a change in control. Amended the severance provision that applies when the executive is terminated without cause and in connection with a change of control. For termination without cause and in connection with change of control, subject to the requirements of the Restated Agreement, the executive is entitled to a lump-sum cash payment equal to 2.0 times the sum of (i) the executive’s annualized base salary and (ii) the executive target annual bonus for the year of termination, as well as payment of the cost of COBRA continuation health coverage, monthly, for up to twenty-four (24) months.

•Regulatory savings and claw back provisions. Provides that payments and benefits under the Restated Agreements are subject to reduction or modification to the extent necessary to comply with applicable banking laws and regulations, and subject to MVB’s compensation claw back policy as in effect from time to time.

The foregoing description of the Restated Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

10.1    Restated Executive Employment Agreement, dated November 5, 2026, by and between MVB Financial Corp. and
Craig B. Greathouse
10.2    Restated Executive Employment Agreement, dated November 5, 2026, by and between MVB Financial Corp. and
Michael R. Sumbs
10.3    Restated Executive Employment Agreement, dated November 5, 2026, by and between MVB Financial Corp. and
Michael L. Giorgio
10.4    Restated Executive Employment Agreement, dated November 5, 2026, by and between MVB Financial Corp. and
Joseph R. Rodriguez
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By:	/s/ Larry F. Mazza
Larry F. Mazza Chief Executive Officer

Date: November 9, 2026